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                                                                     EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT
                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                        CLEAN ENERGY TECHNOLOGIES, INC.
                           (a Delaware corporation)

Clean Energy Technologies, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), does hereby certify that:

1.   The name of the Company is Clean Energy Technologies, Inc.

2. The amendment to be made by this Certificate of Amendment is to change the Company's name from Clean Energy Technologies, Inc. to Clean Energy Combustion Systems, Inc. To effect such change, the provisions of Article First of the Certificate of Incorporation are hereby revised to read as follows:

     "The name of the corporation (the "Company") is Clean Energy Combustion Systems, Inc."

3. The above amendment to the Certificate of Incorporation of the Company was authorized at a special meeting of the Board of Directors of the Company by a majority of the directors, followed by written consent of a majority of all outstanding stock entitled to vote thereon, in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware, with written notice of the written consent promptly given to those stockholders who had not consented in writing.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by John P. Thuot, its President, and Barry A. Sheahan, its Secretary, who affirm the truth of the statements herein set forth under penalty of perjury this 19th day of May, 1999.

                                         Clean Energy Technologies, Inc.


                                         By:  /s/ John P. Thuot
                                            -------------------------------
                                              John P. Thuot, President

ATTEST:


By:  /s/ Barry A. Sheahan
   ---------------------------------
     Barry A. Sheahan, Secretary